UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2024
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QUINCE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38890	90-1024039
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Gateway Boulevard , Suite 1250 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 910-5717
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	QNCX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
On November 12, 2024, Quince Therapeutics, Inc. (the “Company”) received written notice (the “Compliance Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that it has regained compliance with Nasdaq Listing Rule 5450(a)(1) (“Rule 5450(a)(1)”), which requires listed securities to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”).
As previously reported, on June 20, 2024, the Company received a letter from Nasdaq indicating that, based on the closing bid price of the Company's common stock over the previous 34 consecutive trading days, it no longer complied with the Minimum Bid Price Requirement for continued listing on The Nasdaq Global Select Market under Rule 5450(a)(1). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was given an initial period of 180 calendar days from the date of notice, or until December 17, 2024, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the Company needed to maintain a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days.
Nasdaq informed the Company in the Compliance Notice that, for the last 10 consecutive business days, from October 29, 2024, through November 11, 2024, the closing bid price of the Company’s common stock was $1.00 per share or higher. Accordingly, the written notice confirmed that the Company has regained compliance with Rule 5450(a)(1) and that the matter is now closed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINCE THERAPEUTICS, INC.

	By:	/s/ Dirk Thye
Date: November 14, 2024	Name:	Dirk Thye
	Title:	Chief Executive Officer and Chief Medical Officer